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EXHIBIT 23.1 Consent of Crowe Chizek and Company LLC Independent Registered
Public Accounting Firm to incorporation by reference

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements of Shopsmith, Inc. on Form S-8 (Registration No. 33-26463, 33-64663, 33-67898 and 333-17437) of our report dated May 11, 2004 on our audits of the consolidated financial statements of Shopsmith, Inc. and Subsidiaries as of April 3, 2004 and April 5, 2003 and for the years ended April 3, 2004, April 5, 2003 and March 30, 2002, which report appears in the 2004 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated May 11, 2004 relating to the financial statement schedule which appears in this Annual Report on Form 10-K.

                                         Crowe Chizek and Company LLC

Columbus, Ohio
June 22, 2004

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